Exhibit 99.1

News Release

Contact:
John Copeland	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Receives Regulatory Approval and Will Close Corporate Entity

Reorganization;

Announces Stock Repurchase Program

TUPELO, MS, October 31, 2017/PRNewswire – BancorpSouth, Inc. (the “Company”) announced today it will close the previously announced merger of the Company with and into BancorpSouth Bank (the “Bank”) with the Bank continuing as the surviving entity (the “Reorganization”) effective today at 11:59 p.m. All required regulatory approvals were received from both the Federal Deposit Insurance Corporation and the Mississippi Department of Banking and Consumer Finance. The Reorganization is expected to improve efficiency through the elimination of redundant corporate infrastructure and duplicative regulatory oversight.

Additionally, the Board of Directors of the Bank has authorized a new stock repurchase program to purchase up to an aggregate of 6,000,000 shares of the Bank’s common stock. This new stock repurchase program will become effective upon closing of the Reorganization and will have an expiration date of December 31, 2019. Under the previous stock repurchase program, which will terminate automatically upon the closing of the Reorganization, the Company repurchased 4,683,273 shares of its common stock.

Under the new program, Bank shares may be purchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual means and timing of purchase, target number of shares and maximum price or range of prices under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Bank’s common stock, general market and economic conditions, and applicable legal and regulatory requirements.

About BancorpSouth

BancorpSouth (NYSE: BXS) is headquartered in Tupelo, Mississippi, with $14.8 billion in assets. BancorpSouth operates 234 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. “Like” us on Facebook; follow us on Twitter@MyBXS; or connect with us through LinkedIn.

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BancorpSouth Receives Regulatory Approval for Corporate Entity Reorganization

October 31, 2017

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the timing and closing of the Reorganization, the benefits that are expected to be realized as a result of the Reorganization, the means by which shares of Bank common stock may be repurchased pursuant to the new stock repurchase program and the factors to be analyzed by management to determine the timing, number and value of shares of Bank common stock repurchased pursuant to the new stock repurchase program.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the ability of the Company and the Bank to complete the Reorganization, the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization, the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization, the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected, the lack of availability of the Bank’s filings mandated by the Exchange Act from the publicly available website of the Securities and Exchange Commission (the “SEC”) after the closing of the Reorganization, limitations on the ability of the Bank to repurchase shares of its common stock, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors that were previously detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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